EXHIBIT 23.4

CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

            In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named as a person about to become a director of Ascent Energy Inc. in this registration statement on form S–4 filed by Ascent Energy Inc.

                                                                                                                                  /s/ James Robson, Jr.
                                                                                                                            James "Robby" Robson, Jr.

Date: March 14, 2001